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                                                                EXHIBIT 10.63



THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. IN ADDITION, THE TRANSFERABILITY OF THE SECURITIES REPRESENTED HEREBY IS RESTRICTED AS SET FORTH IN SECTION 2 HEREOF.

                        THE HARVEY ENTERTAINMENT COMPANY

                         7% Non-Negotiable Note Due 2000

$2,048,750                                                         June 30, 1999

        SECTION 1. GENERAL.

               (a) THE HARVEY ENTERTAINMENT COMPANY, a California corporation (the "Company"), for value received, hereby promises to pay Mr. Paul Guez ("Investor") (or such Persons' permitted transferees), the aggregate principal amount of Two Million Forty-Eight Thousand Seven Hundred and Fifty Dollars ($2,048,750) (the "Principal Amount"), together with accrued and unpaid interest on the Principal Amount, on May 20, 2000 (the "Payment Date"), in such coin or currency of the United States of America as at the time of payment shall be legal tender therein for the payment of public and private debts.

               (b) This Note shall accrue interest at a rate per annum of 7% with respect to the unpaid Principal Amount plus any accrued but unpaid interest thereon (the "Interest"), such Interest to be paid in four equal quarterly payments on the last day of each March, June, September and December, commencing June 30, 1999. The Company agrees to pay additional interest at the rate of 3% per annum on any overdue principal and (to the full extent permitted by applicable law) on any overdue Interest, from the due date thereof until the obligation of the Company with respect to the payment thereof shall be discharged. Interest shall be calculated on the basis of a 365 (or 366, as applicable)-day year and the actual number of days elapsed.

        SECTION 2. NON-NEGOTIABILITY; NON-TRANSFERABILITY.

               (a) This Note or any interest herein shall not be negotiable, assignable or transferable other than pursuant to (i) an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") and any applicable state securities laws, or (ii) an exemption from the requirements of the Securities Act and any applicable state securities laws and, in addition, (A) in the case of a holder who is an individual, pursuant to gifts, applicable laws of descent and distribution or by will among the Family Group (as such term is defined below) of the individual holder to whom this Note (provided that if this Note is a replacement Note, such reference shall be to the original Note from which this Note was derived) was


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originally issued, (B) in the case of a holder which is a trust, pursuant to gifts, applicable laws of descent and distribution or by will among the Family Group of the direct beneficiaries of the trust to whom this Note (provided that if this Note is a replacement Note, such reference shall be to the original Note from which this Note was derived) was originally issued (to the extent such beneficiaries were beneficiaries of the trust to which this Note (provided that if this Note is a replacement Note, such reference shall be to the original Note from which this Note was derived) was issued at the time of the issuance of such
Note), (C) in the case of any holder which is a corporation, partnership or limited liability company, to any member of the Group (as such term is defined below) of the holder to whom this Note is originally issued (or of the holder which has acquired this Note in a transaction described in either clause (A)(3) or (B)(2) of the definition of "Group", or (D) in the case of any holder, to any other holder of a Note at the time of such negotiation, transfer or assignment; provided that, any such transferee shall be bound by the provisions of this
Section 2 with respect to future transfers.

               (b) For purposes of this Note, the following terms shall have the following meanings:

                (i) "Family Group" means, with respect to any natural Person,
        (A) such Person, (B) the spouse, former spouse and issue (whether natural or adopted) of such Person, (C) the parents or step-parents of such Person (whether natural or adopted), (D) the siblings of such Person (whether natural or adopted), (E) assuming such Person is deceased, the heirs or descendants of such Person (whether natural or adopted), and (F) any one or more trusts solely for the benefit of any one or more of the Persons described in clause (A) through clause (E) above;

                (ii) "Group" means:

                    (1) In the case of any holder which is a partnership or
                limited liability company, (1) such partnership and any of its limited or general partners, (2) such limited liability company and any of its members, (3) any corporation or other business organization to which such partnership or limited liability company shall sell all or substantially all of its assets or with which it shall be merged and (4) any Affiliate of such partnership or limited liability company; and

                    (2) In the case of any holder which is a corporation, (1)
                such corporation, (2) such corporation or other business organization to which such corporation shall sell or transfer all or substantially all of its assets or with which it shall be merged and (3) any Affiliate of such corporation.

                (iii) "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, another Person. For the purposes of this Note, the term "control" including, with correlative meaning, the terms "controlling," "controlled by" and "under common control with" as used with respect to any Person means the possession directly or indirectly of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities,


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        by contract or otherwise.

                (iv) "Person" shall be construed broadly and shall include, without limitation, an individual, a partnership, an investment fund, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a government entity or any department, agency or political subdivision thereof.

        SECTION 3. PREPAYMENTS.

               If the conditions for conversion of this Note set forth in subsections 6(a), (b), (c) and (d) hereof are not fulfilled at the Company's meeting of shareholders next held following the date of this Note (the "Annual Meeting"), then (A) the Company may, at its sole discretion, at any time following the completion of the Annual Meeting prepay this Note without penalty or premium, in whole or in part, together with all accrued and unpaid interest on the principal amount so prepaid to the date of such prepayment (the "Prepayment Date") and (B) the Investor may at any time following the completion of the Annual Meeting accelerate the repayment of this Note, in whole or in part, and if this Note is so accelerated, the Company shall prepay this Note and all accrued and unpaid interest hereon through the date of such repayment.

        SECTION 4. SUBORDINATION.

               Intentionally Omitted.


        SECTION 5. COMPANY REPRESENTATIONS AND WARRANTIES.

               (a) The Company hereby represents and warrants to the Investor as follows:

                (i) Organization and Qualification; Subsidiaries. The Company and each of its Subsidiaries (as hereinafter defined) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so incorporated, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Company Material Adverse Effect (as defined below). The Company is and each of its Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failure to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Company Material Adverse Effect. The term "Company Material Adverse Effect" means any change, effect or circumstance that individually or when taken together with all other such changes, effects or circumstances that have occurred prior to the date of determination of the occurrence of the Company Material Adverse Effect, (x) will be


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        materially adverse to the business, operations, properties, assets, financial condition or results of operations of the Company and all of its Subsidiaries taken as a whole, or (y) will impair in any material respect the Company's ability to perform any of its obligations or agreements hereunder, provided that none of the following shall constitute a Company Material Adverse Effect: (i) general changes in the economy or changes affecting the entertainment industry in general, (ii) the filing, initiation and subsequent prosecution, or results of litigation that challenges or otherwise seeks damages with respect to the issuance of this Note, or (iii) changes arising directly or indirectly from the execution or issuance of this Note. For purposes of this Agreement, the term "Subsidiary" shall includes the following:
        Harvey Comics, Inc., a New York corporation, and Baby Huey Productions, Inc., a California corporation. The Company owns directly or indirectly all of the issued and outstanding shares of capital stock of each of its Subsidiaries.

                (ii) Articles of Incorporation and Bylaws. The Company has heretofore furnished to the Investor a complete and correct copy of the Articles of Incorporation and bylaws of the Company and each of its subsidiaries as most recently restated and subsequently amended to date. The Articles of Incorporation and bylaws of the Company and each of the Subsidiaries are in full force and effect. As of the date of this Note, neither the Company nor any of its subsidiaries is in violation of any of the provisions of its respective Articles of Incorporation or bylaws.

                (iii) Capitalization. The authorized capital stock of the Company consists of (i) 10,000,000 shares of Common Stock, (ii) 299,600 shares of Class B Common Stock (the "Class B Common Stock"), (iii) 2,830,000 shares of Series Preferred Stock (the "Series Preferred Stock") and (iv) 170,000 shares of Series A Preferred Stock ("Series A Preferred Stock"). As of June 15, 1999, (i) approximately 4,186,941 shares of Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable, (ii) no shares of Common Stock were held in the treasury or by its subsidiaries and (iii) approximately 3,169,560 shares of Common Stock were reserved for future issuance upon exercise of outstanding options and warrants. As of June 15, 1999, (i) no shares of Class B Common Stock were issued and outstanding or held in treasury or by the subsidiaries and (ii) no shares of Class B Common Stock were reserved for future issuance. As of June 15, 1999, 170,000 shares of Series A Preferred Stock were issued and outstanding. As of June 15, 1999, (i) no shares of Series Preferred Stock were issued and outstanding or held in treasury or by its Subsidiaries other than the 170,000 shares of Series A Preferred Stock mentioned in the previous sentence and (ii) no shares of Preferred Stock were reserved for future issuance. Except as described above and except as described in the attached disclosure schedule or contemplated hereby, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in, the Company. All shares of the Company's capital stock subject to issuance, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. To the best of the Company's knowledge, there are no shareholder agreements, voting trusts or other


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        agreements relating to voting or disposition of any shares of the
        Company's capital stock or, except as set forth in that certain Stock Purchase Agreement dated as of April 26, 1999 by and among the Company, Michael R. Burns, Roger A. Burlage, Ken Slutsky and The Kushner-Locke Company, a copy of which has been provided to the Investor prior to the date hereof, granting to any person or group of persons the right to elect, or to designate or nominate for election, a director to the Company's board of directors.

                (iv) Authority Relative to the Transaction Agreements. The Company has all necessary corporate power and authority to execute and deliver this Note, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Note and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Note or to consummate the transactions contemplated hereby. This Note has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and to general principles of equity.

                (v) No Conflicts. This Note and the transactions contemplated by this Note will not result in a default (either by passage of time or otherwise) of any material contract to which the Company is a party.

                (vi) Litigation. As of the date of this Note, except as set forth in the attached disclosure schedule, there is no suit, claim, action, proceeding or investigation pending, or, to the Company's best knowledge, threatened against the Company or any of its Subsidiaries that could reasonably be expected to have a Company Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated hereby.

                (vii) Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company.

                (viii) Shares Fully Paid, Etc. The shares of Series A Preferred Stock, when issued and paid for pursuant to the terms of this Note, and any additional shares of Series A Preferred Stock issued as dividends pursuant to the terms and conditions of the Company's certificate of determination for the Series A Preferred Stock as it is proposed to be amended in accordance with the terms of this Note (and assuming it is so amended) (the "Amended Certificate of Determination"), will be duly authorized, validly issued and outstanding, fully paid, nonassessable shares and shall have all rights, privileges and preferences specified in the Amended Certificate of Determination and shall be free and clear of all pledges, liens, encumbrances and restrictions. Subject to receiving the approval of holders of Common Stock and Series A Preferred Stock, the Company will reserve for issuance the shares of Common Stock issuable upon conversion of Series A


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        Preferred Stock acquired upon conversion of this Note ("Conversion
        Shares") and shares of Common Stock issuable upon exercise of the warrants issuable upon conversion of this Note (the "Warrant Shares"), and when issued upon conversion or exercise, as the case may be, such shares will be duly authorized, validly issued and outstanding, fully paid, nonassessable and free and clear of all pledges, liens, encumbrances and restrictions.

                (ix) Shares of Common Stock. The outstanding shares of Common Stock of the Company are duly authorized, validly issued, fully paid and non-assessable, and have been issued in full compliance with the Securities Act and applicable blue sky laws.

                (x) No Preemptive Rights. The issuance, sale and delivery of this Note and, assuming the conditions in Section 6 hereof have been met, of the Series A Preferred Stock, Warrants, Conversion Shares and Warrant Shares are not subject to any preemptive right of shareholders of the Company arising under law or the Articles of Incorporation or Bylaws or to any contractual right of first refusal or other contractual right in favor of any Person.

               (b) The Investor hereby represents and warrants to the Company that:

                (i) This Note being acquired by the Investor is being acquired and, when acquired, the shares of Series A Preferred Stock and the Warrants issuable upon conversion of this Note, and the Conversion Shares and Warrant Shares, will be acquired for investment for such Investor's own account and not with the view to, or for resale in connection with, any distribution or public offering thereof. Such Investor understands that this Note, the shares of Series A Preferred Stock, the Conversion Shares, the Warrants and the Warrant Shares have not been registered under the Securities Act or any state securities laws by reason of their contemplated issuance in transactions exempt from the registration requirements of the Securities Act pursuant to
        Section 4(2) thereof and applicable state securities laws, and that the reliance of the Company and others upon these exemptions is predicated in part upon this representation by the Investor. The Investor further understands that this Note, the shares of Series A Preferred Stock, the Conversion Shares, the Warrants and the Warrant Shares may not be transferred or resold without (i) registration under the Securities Act and any applicable state securities laws, or (ii) an exemption from the requirements of the Securities Act and applicable state securities laws.

                (ii) This Note, the shares of Series A Preferred Stock, Conversion Shares, Warrants and Warrant Shares are only transferrable pursuant to (a) a public offering registered under the Securities Act,
        (b) an exemption from the registration requirements of the Securities Act and applicable state securities or blue sky laws, (c) a transfer not involving a change in beneficial ownership or (d) in the case of a partnership, distribution of such securities to its partners or a partner's estate.

                (iii) Each certificate representing shares of Series A Preferred Stock, Conversion Shares, Warrants and Warrant Shares shall be endorsed with the following legend:


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        THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE
        SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR WITH THE SECURITIES COMMISSION OF ANY STATE UNDER ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THOSE SECURITIES LAWS (IF REQUESTED BY THE COMPANY, UPON PROVISION OF AN OPINION OF COUNSEL IN FORM SATISFACTORY TO THE COMPANY).

                (iv) Location of Principal Office, Qualification, etc. The state in which the Investor's domicile is located is the state set forth in the Investor's address in Section 14 of this Note. The Investor acknowledges that the Company has made available to the Investor at a reasonable time prior to the execution of this Note the opportunity to ask questions and receive answers concerning the terms and conditions of the sale of securities contemplated by this Note and to obtain any additional information (which the Company possesses or can acquire without unreasonable effort or expense) as may be necessary to verify the accuracy of information furnished to the Investor. The Investor (a) is able to bear the loss of its entire investment in the shares of Series A Stock without any material adverse effect on its business, operations or prospects, and (b) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment to be made by it pursuant to this Agreement.

                (v) Acts and Proceedings. This Note has been duly authorized by all necessary action on the part of the Investor, has been duly executed and delivered by the Investor, and is a valid and binding agreement of the Investor.

                (vi) No Brokers or Finders. No person, firm or corporation has or will have, as a result of any act or omission by the Investor, any right, interest or valid claim against the Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Note. The Investor will indemnify and hold the Company harmless against any and all liability with respect to any such commission, fee or other compensation which may be payable or determined to be payable as a result of the actions of the Investor in connection with the transactions contemplated by this Note.

                (vii) Accredited Investor. The Investor is an "accredited investor" within the meaning of Rule 501 promulgated under the Securities Act.

                (viii) Reliance by the Company. The Investor acknowledges and agrees


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        that the Company may rely upon the representations made by it in this
        Section 5(b) in connection with its issuance to the Investor of the Series A Preferred Stock and the Warrants upon the conversion of this Note.

                (ix) Note. The Investor has read and understands fully the terms of this Note, including the exhibits hereto.

        SECTION 6. CONVERSION INTO SHARES OF SERIES A PREFERRED STOCK; WARRANTS.

               (a) Upon the satisfaction of the conditions specified below, this Note shall automatically be converted into 20,488 shares of the Company's Series A Preferred Stock and 144,618 warrants ("Warrants") to purchase the Company's common stock, no par value ("Common Stock") and all accrued and unpaid interest shall be paid in cash:

                (i) the approval of a majority of the holders of the Series A Preferred Stock and Common Stock voting together as a single class to authorize additional shares of Common Stock sufficient to cover the additional shares of Common Stock issuable upon the conversion of Series A Preferred Stock and exercise of Warrants issuable upon conversion of this Note;

                (ii) the approval of a majority of the holders of the Series A Preferred Stock to authorize additional shares of Series A Preferred Stock and the issuance and sale of such shares;

                (iii) the approval of a majority of the holders of the Series A Preferred Stock and Common Stock, voting together as a single class to authorize additional shares of Series A Preferred Stock and the issuance and sale of such shares.


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                (iv) the approval of the holders of the Series A Preferred Stock and Common Stock voting together as a single class to convert this Note into shares of Series A Preferred Stock and Warrants; and

                (v) the filing with the Secretary of State of California and effectiveness thereof, of the Amended Certificate of Determination for Series A Preferred Stock authorizing the issuance and sale of additional shares of Series A Preferred Stock.

               (b) The Warrants shall have the terms and conditions set forth in the Form of Warrant Agreement attached hereto as Exhibit A.

        SECTION 7. COVENANTS.

               (a) The Company hereby agrees that:

                (i) In connection with the Annual Meeting, the Company will (A) prepare a proxy statement as required by the regulations of the Securities Exchange Act of 1934, as amended, and will include therein as part of the proposals to be voted upon by the Company's shareholders at such Annual Meeting, the matters set forth in Section 6 hereof (the "Proposals") and (B) make a good faith effort to solicit proxies in favor of the Proposals.

                (ii) The Company will hold the Annual Meeting as soon as practicable, and in any event not later than September 30, 1999.

                (iii) Upon approval by the requisite shareholders of the matters set forth in Section 6 hereof at the Annual Meeting, the Company will
        (A) promptly prepare and file with the Secretary of State of California the Amended Certificate of Determination in substantially the form attached hereto as Exhibit B and (B) reserve for issuance that number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock and exercise of Warrants issuable upon conversion of this Note.

                (iv) In connection with the execution and delivery of this Note, the Company will deliver the opinion of Kaye, Scholer, Fierman, Hays & Handler, LLP in the form previously provided to the Investor.

               (b) Covenant of the Investor.

                (i) In the event (and on each occasion) that prior to the conversion of the Series A Preferred Stock, the Investor shall seek to sell its shares of Series A Preferred Stock to any person or entity (other than (i) an affiliate of the Investor or another "Investor" (as defined in that certain Stock Purchase Agreement made and entered into as of April 7, 1999 among the Company, The Kushner-Locke Company, Michael R. Burns, Roger A. Burlage and Ken Slutsky) (each an "Other Investor") or an affiliate of any Other Investor, or (ii) any family member of the Investor or any Other Investor or in connection with estate planning matters), the Investor shall obtain a bona


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        fide written offer from such person or entity and give the Company written notice (a "Sale Notice") describing the material terms of such offer, including the identity of such person or entity and the proposed closing date. The Company shall have ten (10) business days from the date on which the Investor shall give the written Sale Notice to agree to purchase all or any portion of such shares of Series A Preferred Stock, upon the terms (other than the proposed closing date) specified in the Sale Notice, by giving written notice (the "Purchase Notice") to the Investor. If the Company agrees to purchase all or any portion of such shares in accordance with the foregoing, the closing of such purchase shall occur on a date chosen by the Company which is no later than the later of (x) the closing date specified in the Sale Notice and
        (y) ten (10) Business Days (defined below) from the date of the Purchase Notice. If the Company does not agree to purchase such shares, the Investor may sell such shares to such person or entity on or prior to the closing date set forth in the Sale Notice on terms and conditions no less favorable to the Investor than those set forth in the Sale Notice. If the Investor fails to timely provide the Company with a Sale Notice prior to selling shares of Series A Preferred Stock, the Company may, in its sole discretion, refuse to permit the transfer of such shares of Series A Preferred Stock on its stock transfer ledger. The provisions of this Section 7(b) shall terminate with respect to any shares of Series A Preferred Stock which are converted into shares of Common Stock (or other securities or assets) pursuant to the terms of the Amended Certificate of Determination.

        SECTION 8. REGISTRATION RIGHTS; WARRANTS.

               In connection with the issuance and sale of the Series A Preferred Stock and the Warrants to the Investor upon the satisfaction of the conditions set forth in Section 6 hereof, the Company shall execute and deliver to the Investor the Registration Rights Agreement, in substantially the form attached hereto as Exhibit C and the Warrant Agreement, in substantially the form attached hereto as Exhibit A.

        SECTION 9. REPLACEMENT OF NOTE.

               Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note and, in case of loss, theft or destruction, of indemnity reasonably satisfactory to it, or, in the case of mutilation or at the request of the Investor, upon surrender and cancellation of this Note, and in all cases upon reimbursement to the Company of all reasonable expenses incidental thereto, the Company will make and deliver a new Note of like tenor in lieu of this Note. A holder, through the Investor, may also request that this Note be exchanged for one or more Notes of like tenor in the same aggregate principal amount as such Note being exchanged, subject to the provisions of Section 2 hereof, and appropriate notation on any newly issued Note to indicate which holders have an interest therein.

        SECTION 10. AMENDMENTS AND WAIVERS.

               No covenant, agreement or condition contained in this Note may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) without the prior written consent of the Investor (in its sole discretion) and the Company;


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
provided, however, that the provisions of Section 1, Section 3, Section 4 hereof and this Section 10 may not be amended or modified without the prior written consent of the holders of the Designated Senior Debt. Any such amendment or waiver shall be binding upon each of the Investor, each future holder of this Note and the Company. Upon the request of the Company, the Investor or any holder of this Note shall submit this Note to the Company so that this Note may be marked to indicate such amendment or waiver, and any Note issued thereafter shall bear a similar notation referring to any such amendment or continuing waiver.

        SECTION 11. EVENT OF DEFAULT.

               (a) In case of the occurrence of any of the following events (an "Event of Default"):

                (i) default shall be made in the payment of the principal of or interest on this Note, when and as the same shall become due and payable, whether at the due date thereof or by acceleration thereof or otherwise and such default, (A) in the case of interest due, shall continue unremedied for five (5) Business Days after written notice from the holder of this Note to the Company of such default and (B) in the case of principal due, shall continue unremedied for two (2) Business Days after written notice from the holder of this Note to the Company of such default (for the purpose of this Note "Business Day" shall mean any day other than a Saturday, Sunday or other day or in which commercial banks in the State of California are authorized or required to be closed);

                (ii) the Company shall (A) apply for or consent to the appointment of a receiver, trustee or liquidator for itself or all or a substantial part of its property, (B) admit in writing its inability to pay its debts as they mature, (C) make a general assignment for the benefit of creditors, (D) be adjudicated a bankrupt or insolvent, (E) file a voluntary petition in bankruptcy or petition or answer seeking a reorganization or an arrangement with its creditors, (F) take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute or file an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or (G) take any corporate action for the purpose of effecting any of the foregoing;

                (iii) an order, judgment or decree shall be entered, without the application, approval or consent of the Company, by any court of competent jurisdiction, approving a petition seeking reorganization of the Company or all or a substantial part of the assets of the Company, or appointing a receiver, trustee or liquidator of the Company, and such order, judgment or decree shall continue unstayed and in effect for any period of 90 days;

                (iv) any material breach by the Company of: (A) any provision of this Note (other than those described in subpart (i) of this Section 11(a) and Section 7(a) hereof) and the failure to cure such breach within ten (10) days after written notice from the Investor to the Company of such default and (B) any provision of Subsection 7(a)(ii) of this Note and the failure to cure such breach within twenty (20) days after written notice from the Investor to the Company, in each case provided that such breach is subject to cure; or

                (v) a default occurs under the Primary Bank Facility (as defined below), provided that, as a result of such default, the maturity of any Senior Debt under the Primary Bank Facility (as defined below) has been accelerated prior to its expressed maturity;

then the Investor may declare this Note to be forthwith due and payable, whereupon this Note shall become forthwith due and payable, both as to principal and interest, without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived. The term "Senior Debt" means (i) all indebtedness (including any debt securities) of the Company and/or its subsidiaries whether outstanding on the date hereof or hereafter created (including all principal, interest, fees and expenses) owed to any person(s) or entity for (A) money borrowed by, or purchase money obligations of, the Company and/or its subsidiaries or (B) guarantees by the Company and/or its subsidiaries of money borrowed or purchase money obligations, and (ii) all deferrals, renewals, extensions, refinancings and refundings of, and amendments, modifications and supplements to any such indebtedness, unless, by the terms of the instrument creating or evidencing any such indebtedness, it is expressly provided that such indebtedness is not superior in right of payment to this Note. "Senior Debt" includes interest that accrues on any such indebtedness after the commencement of any case or proceeding relating to the bankruptcy or insolvency of the Company and/or its affiliates (whether or not such interest is allowed or allowable as a claim in such case or proceeding. The term "Primary Bank Facility" means all indebtedness under the Company's primary bank credit facility existing from time to time, including as amended or restated from time to time).

               (b) In case any one or more of the Events of Default shall have occurred and be continuing, the holder of this Note may proceed to protect and enforce its rights either by suit in equity and/or by action at law, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or proceed to enforce the payment of this Note or to enforce any other legal or equitable right of a holder of this Note.

               (c) No remedy conferred hereunder is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or hereafter existing at law or in equity or by statute or otherwise. No course of dealing between the Company and the holder of this Note or any delay on the part of the holder of this Note in exercising its rights hereunder shall operate as a waiver of any rights of such holder.

               (d) The Company hereby waives notice of protest, dishonor, intent to accelerate, acceleration and all other notices of any type or character, demand, presentment for payment, protest, diligence in collecting or bringing suit and notice, other than required service, with respect to the filing of suit for the purpose of fixing liability.

        SECTION 12. EXTENSION OF MATURITY.

               Should the principal of and interest on this Note become due and payable on other than a Business Day, the maturity hereof shall be extended to the next succeeding Business Day, and principal and interest shall be payable thereon at the rate per annum herein specified during such extension.

        SECTION 13. SUCCESSORS AND ASSIGNS.

               The provisions of this Note shall be binding upon and inure to the benefit of the Company and its successors and permitted assigns, and to the holder and its successors and permitted assigns and their respective heirs, executors, administrators and duly appointed legal representatives who shall succeed to the holder's rights and obligations in, to and under this Note pursuant to Section 2 hereof.

        SECTION 14. NOTICES.

               All notices or other communications pursuant to this Agreement shall be in writing and shall be deemed to be sufficient if delivered personally, telecopied, sent by nationally-recognized, overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                      (i)    if to the holder to:

                                    Paul Guez
                                    c/o Azteca Productions
                                    5804 E. Slauson Avenue
                                    Commerce, CA 90040
                                    Attention:  Paul Guez
                                    Telecopier: 323-728-1641

                      (ii) with a copy to:

                                    Paul, Hastings, Janofsky & Walker LLP
                                    Seventeenth Floor
                                    695 Town Center Drive
                                    Costa Mesa, CA 92626-1924
                                    Attention:  Stephen D. Cooke, Esq.
                                    Telecopier: 714-979-1921

                      (iii) if to the Company:

                                    The Harvey Entertainment Company Inc.
                                    1999 Avenue of the Stars
                                    Suite 2050
                                    Los Angeles, CA 90067

                                    Attention: Ronald B. Cushey
                                                 Chief Financial Officer
                                    Telecopier: 310-789-1991

                             with a copy to:

                                    Kaye, Scholer, Fierman, Hays & Handler, LLP
                                    1999 Avenue of the Stars, Suite 1600
                                    Los Angeles, CA  90067
                                    Attention:  Barry L. Dastin, Esq.
                                    Telecopier:  310-788-1200.

All such notices and other communications shall be deemed to have been given and received (A) in the case of personal delivery, on the date of such delivery, (B) in the case of delivery by telecopy, on the date of such delivery, (C) in the case of delivery by nationally-recognized, overnight courier, on the Business Day following dispatch, and (D) in the case of mailing, on the third Business Day following such mailing.

               Either party may change its address from time to time for purposes of notice or other communication hereunder by giving notice to the other party in accordance with this section.

        SECTION 15. GOVERNING LAW.

               THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER IN THE STATE OF CALIFORNIA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF CALIFORNIA.

        SECTION 16. EXPENSES.

               Each of the parties shall pay its own expenses incurred in connection with the preparation, negotiation, execution and delivery of this Note, including all Exhibits hereto. The Company agrees to pay or reimburse the Investor for its reasonable costs and expenses (including reasonable legal fees and costs) incurred by the Investor in connection with the enforcement of its rights under this Note.

        SECTION 17. INTEREST DEFICIT.

               If the provisions of this Note would at any time require payment by the Company to the holder of any amount of interest in excess of the maximum amount then permitted by applicable law, the interest payments to the holder shall be reduced but only to the extent necessary so that such holder shall not receive interest in excess of such maximum amount. If, as a result of the foregoing, a holder shall receive interest payments under the Note in an amount less than the amount otherwise provided hereunder, such deficit (hereinafter called the "Interest Deficit") will, to the fullest extent permitted by applicable law, cumulate and will be carried forward (without interest) until the payment in full of this Note or such earlier time as it may be paid. Interest otherwise payable to the holder under the Note for any subsequent period shall be increased by the maximum amount of the Interest Deficit that may be so added without causing such holder to receive interest in excess of the maximum amount then permitted by the law applicable thereto.

               The amount of any Interest Deficit relating to a particular Note (if any) shall be treated as a prepayment penalty and shall, to the fullest extent permitted by applicable law, be paid in full at the time of any optional prepayment by the Company to the holder of the Note. The amount of any Interest Deficit relating to a particular Note at the time of any complete payment of the Note (if any) (other than an optional prepayment thereof) shall, except to the full extent then permitted to be paid under applicable law, be canceled and not paid. The parties agree that if this Note did not have the conversion features set forth herein, the interest rate would only be 1% more than the rate stated on the face hereof.

               IN WITNESS WHEREOF, each of the parties hereto has duly executed and delivered this Note as of the date first written above.


                                    THE HARVEY ENTERTAINMENT COMPANY


                                    By:
                                       -------------------------------
                                          Name:
                                          Title:


Paul Guez

                             DISCLOSURE SCHEDULE TO

                                      NOTE

                           DATED AS OF JUNE 30, 1999


                                  Introduction
                                  ------------

     This Disclosure Schedule of The Harvey Entertainment Company, a
California corporation (the "Company"), has been prepared in connection with the Note, dated June 30, 1999, in the amount of $2,048,750 made by the Company in favor of Paul Guez (the "Investor").

     The disclosure of any matter in this disclosure schedule should not be construed as indicating that such matter is necessarily required to be disclosed in order for any representation or warranty in the Note to be true and correct in all material respects.

     Any description of any document included in this disclosure schedule is qualified in all respects by reference to such documents. Except as set forth in the Note, by accepting this disclosure schedule, the Investor acknowledges that the Company makes no representations or warranties, express or implied, to the Investor, and the Investor shall not be entitled to rely upon any other matters with respect to the transactions contemplated in the Note. Headings in this disclosure schedule are for convenience only and shall not affect in any way the meaning of this disclosure schedule.

                           Company Option Securities
                           -------------------------

             The Harvey Entertainment Company Options and Warrants


                                                      Number of Options
                                                      -----------------
          Gary Gray - 5/94                                  5,000
          Gary Gray - 5/95                                  2,500
          Gary Gray - 5/96                                  2,500
          Gary Gray - 3/96                                  7,500
          Gary Gray - 5/97                                 10,000
          Gary Gray - 6/97                                 20,000
          Gary Gray - 4/98                                 50,000
          Gary Gray - 5/98                                 10,000
          Gary Gray - 5/99                                 10,000
          Michael Doherty - 5/98                           10,000
          Michael Doherty - 5/99                           10,000
          Michael R. Burns - 5/99                          10,000
          Donald Kushner - 5/99                             5,000
          Peter Locke - 5/99                                5,000
          Allan Raphael - 5/95                              2,500
          Allan Raphael - 3/96                              7,500
          Allan Raphael - 5/96                              2,500
          Allan Raphael - 5/97                             10,000
          Allan Raphael - 6/97                             20,000
          Allan Raphael - 5/98                             10,000
          Anthony Scotti Warrants - 3/98                  155,200
          Anthony Scotti - 4/98                            38,800
          Anthony Scotti - 7/98                            77,600
          Michael Hope Warrants - 3/98                     38,800
          Michael Hope - 4/98                               9,700
          Michael Hope - 7/98                              19,400
          Leonard Breijo Warrants - 3/98                    6,000
          Leonard Breijo - 4/98                             1,500
          Leonard Breijo - 7/98                             3,000
          Charles Day - 10/96                              11,500
          Charles Day - 12/97                               5,000

                                       17

                                                      Number of Options
                                                      -----------------
          Other Employees 93 & 95                          10,650
          Other Employees - 5/97                           20,500
          Michael Doherty Warrants - 1/97                  25,000
          Michael Doherty Warrants - 3/98                  25,000
          Arnhold & S. Bleichroeder Warrants  - 1/97       25,000
          Arnhold & S. Bleichroeder Warrants  - 3/98       25,000
          Matty Simmons - 5/98                             10,000
          Investors and Management 4/99                 2,400,000
          Cruttenden & Co.                                 52,000
          Total                                         3,169,650



                                   Litigation
                                   ----------


Realty Trust Advisors, Inc. v. The Harvey Entertainment Company, Inc. (Los Angeles Superior Court Case No. SC 050660).









                                       19